                                                                   Exhibit 99.1

ATG Announces Second-Quarter 2001 Financial Results In Line With Revised
Guidance



CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 26, 2001--ATG (Art Technology Group, Inc.; Nasdaq: ARTG) today announced financial results for the second quarter ended June 30, 2001 in line with the company's revised guidance.


                           SECOND-QUARTER PERFORMANCE



    (In millions,
    except per
    share data
    and                      Q2,        Q2,       %       Q1,      %
    percentages)            2001       2000     Growth   2001    Growth

    Total Revenues        $   35.1    $  32.6      8%  $   42.8   (18)%
    Product license       $   19.1    $  23.8    (20)% $   25.4   (25)%
    % of Total Revenue          54%        73%               59%
    Services              $   16.0    $   8.8     82%  $   17.4    (8)%
    % of Total Revenue          46%        27%               41%
    Net income (loss)
     excluding
     restructurings       $  (11.8)*  $   2.9          $  (12.9)
    Net income (loss)
     per share
     excluding
     restructurings       $  (0.17)*  $  0.04          $  (0.19)
    Net loss including
     restructurings       $  (41.9)     N/A                 N/A
    Net loss per
     share including
     restructurings       $  (0.61)     N/A                 N/A



* excludes one-time restructuring charge of $44.2 million





"ATG's financial results for the second quarter are indicative of the prolonged slowdown in IT spending," said Jeet Singh, co-founder and chief executive officer, ATG. "While some corporate IT budgets reopened during the second quarter, many were at significantly reduced levels. Consequently, we took aggressive action to streamline ATG from an organizational perspective for the current market while also maintaining a focus on future business opportunities. As previously announced, these actions included the realignment of the company's worldwide sales and services structure, workforce reductions, and substantial cost-cutting initiatives."

As previously announced, ATG is recording a second-quarter charge of $44.2 million associated with both the restructuring of the company announced in April and reorganization of the company announced in June. ATG anticipates that these initiatives will result in an annualized cost savings of approximately $80 million. As of June 30, 2001, ATG had cash, cash equivalents, and marketable securities of approximately $95 million.

"Recently, ATG announced several significant technological and strategic initiatives that are intended to propel the company further into the software application space and greatly enhance its market opportunities," continued Singh. "Among them is our commitment to support BEA, HP and iPlanet application servers in addition to our

ATG Dynamo Application Server. While this decision was ultimately made to extend the reach of our applications globally, our dedication to meeting the needs of our customers was a driving factor in supporting other application servers.

"In addition, we announced last week that we greatly enhanced our product offerings with the introduction of the ATG Dynamo(R) e-Business Platform version 5.5, as well as the ATG Enterprise Portal Suite and the ATG Dynamo Gear Network. These new product introductions are further evidence of our ability to meet the needs of our blue-chip customers while also enhancing our competitive position," Singh stated. "In particular, our new portal product offers enterprise-class functionality, extensibility, multi-channel interaction, and personalization features that we believe lead the market today."

OTHER RECENT HIGHLIGHTS

New Customer Wins

ATG gained 37 new customers during the second quarter. As of June 30, 2001, the company's customer list increased to 770 companies worldwide. Significant customer wins during the second quarter included Accenture France, DraftWorldwide, FTD Association, HDPNET Spa, Hyatt Corporation, Louis Vuitton, and Nexgen Technology.

Repeat Business

Customer retention remained high in the second quarter and ATG expanded relationships with existing customers such as 3M, A&E Television Networks, Alcatel, American Greetings, Blue Cross and Blue Shield, Cabelas.com, CGNU, Den Norske Bank, Deutsche Bank, Direkt Analge Bank, Dresdner Bank, EMC, Harvard Business School, Hewlett Packard, Hilton Hotels, Hunter Douglas, NBA Media Ventures, Pfizer, Sharper Image, Siemens, and Verisign (formerly Network Solutions).

Partner and Channel Sales

Partner-enabled and channel sales accounted for 82% of the company's revenues during the second quarter, with significant business coming from major solution providers such as Accenture, EDS, IBM Global Services, and PricewaterhouseCoopers. The company signed 22 new partners during the second quarter to bring its total partner count to more than 270 companies worldwide.

                         Six-month Financial Performance


                         (In millions, except
                          per share data and    Six months     Six months      % Growth
                          percentages)             ended         ended
                                               June 30, 2001  June 30, 2000


                         Total Revenues          $   77.9       $   54.2         44%
                         Product license         $   44.6       $   40.1         11%
                          % of Total Revenue           57%            74%
                         Services                $   33.3       $   14.1        136%
                         % of Total Revenue            43%            26%
                         Net income (loss)
                          excluding
                          restructurings         $  (24.7)*     $    2.3
                         Net income (loss)
                          per share
                          excluding
                          restructurings         $  (0.36)*     $   0.03
                         Net income (loss)
                          including
                          restructurings         $  (54.8)          N/A
                         Net income (loss)
                          per share including
                          restructurings         $  (0.80)          N/A


* excludes one-time restructuring charge of $44.2 million

BUSINESS OUTLOOK

"We remain committed to returning ATG to profitability as quickly as possible," Singh said. "We will continue to maintain tight controls on our cost structure and remain in close contact with our more than 770 customers to best match our resources with market demand. We believe that our ability to maximize our relationships with this large and diverse customer network provides ATG with a solid foundation for growth in the quarters ahead.

"At the same time, we will continue to work with our top partners to generate interest among prospective customers for ATG's recently expanded Dynamo Product Suite. We also plan to maintain our level of investment in research and development as we move forward with our efforts to port our applications to third-party application servers. We believe that these initiatives will enable ATG to weather the current downturn and successfully emerge from it when our target markets rebound and IT budgets are reestablished."

"ATG remains cautiously optimistic for a financial turnaround by year's end, but we do not anticipate a notable upswing in revenues until IT budgets return to some level of normalcy," stated Paul Shorthose, president and chief operating officer. "While we have taken a number of measures to significantly reduce our cost structure, our visibility remains limited due to continued economic uncertainty. Therefore, based on the information that we have today, we are anticipating third-quarter 2001 revenues of between $28 million and $32 million and a net loss per share in the range of $0.15 to $0.19 per share. We continue to target a return to profitability as soon as possible, but we no longer anticipate this happening in the fourth quarter unless we see a significant rebound in spending activity."

Conference Call Reminder

ATG management will discuss the company's second-quarter 2001 financial results on its quarterly conference call for investors at 5:00 p.m. ET today, July 26. The call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investors" section of the ATG Web site, located at www.atg.com, at least 15 minutes before the event's broadcast.

About ATG

ATG(R) (Art Technology Group, Inc.) provides applications and an e-business software platform for e-commerce, relationship management, and portals. Customers around the globe rely on ATG for the frontline applications that help build and manage mutually beneficial relationships with customers, partners, and employees. Deployed on the industry's most popular application servers, including the ATG Dynamo Application Server, ATG's integrated suite of Java(TM) applications is ideal for large-scale, rapidly-evolving, and customized Web interactions. ATG and its network of more than 270 committed technology and solution partners deliver dedicated services for client strategy, implementation and support. Together, ATG and its global alliance network provide the e-commerce and relationship management capabilities that generate loyalty, drive sales, and empower the world's most recognized companies to realize the full potential of their online initiatives.

Today, ATG has delivered e-business solutions to more than 770 companies worldwide including 3M, Abbott Laboratories, Aetna Services, Inc., Alcatel, American Airlines, AT&T, Barclays Global Investors, BMG Direct, Eastman Kodak, Ford Motor Credit, HSBC, J. Crew, Sun Microsystems, Target, and Walgreen Company. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, Asia, and Australia. For more information about ATG, please visit our Web site at www.atg.com.

ATG, Art Technology Group, and Dynamo are registered trademarks of Art Technology Group, Inc.



This press release contains forward-looking statements for purposes of the safeharbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve factors that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The statements in paragraph 3, 4, 9, 10, and 11 of this press release include forward-looking statements, the achievement is subject to a number of factors including: the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain and enhance business relationships with systems integrators and other parties who may be affected by changes in the economic climate; ATG's abilities to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to protection of intellectual property; and release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.



                           ART TECHNOLOGY GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (UNAUDITED)



                                               Three Months Ended      Six Months Ended
                                               June 30,   June 30,    June 30,    June 30,
                                                2001        2000        2001       2000


                         REVENUES:
                         Product license      $ 19,083  $   23,811 $   44,564  $   40,058
                         Services               15,985       8,818     33,350      14,143


                         Total revenues         35,068      32,629     77,914      54,201


                         COST OF REVENUES:
                         Product license         1,100         865      2,147       1,573
                         Services               12,012       6,897     27,520      11,889


                         Total cost of
                          revenues              13,112       7,762     29,667      13,462


                         Gross profit           21,956      24,867     48,247      40,739


                         OPERATING EXPENSES:
                         Research and
                          development            8,146       4,095     17,179       7,690
                         Sales and marketing    26,725      14,339     56,835      25,391
                         General and
                          administrative         5,783       5,014     15,060       8,689
                         Stock-based
                          compensation             323         304        704         608
                         Restructuring charge  44, 235          --     44,235          --
                         Total operating
                          expenses              85,212      23,752    134,013      42,378


                         INCOME (LOSS) FROM
                          OPERATIONS           (63,256)      1,115    (85,766)     (1,639)
                         INTEREST INCOME,
                          NET                    1,668       2,254      3,352       4,401


                         Net income (loss)
                          before provision
                          for (benefit from)
                          income taxes         (61,588)      3,369    (82,414)      2,762


                         PROVISION FOR
                          (BENEFIT FROM)
                          INCOME TAXES         (19,708)        500    (27,622)        500

                         Net income (loss)    $(41,880)   $  2,869 $  (54,792)  $   2,262


                         Net income (loss)
                          per share:
                           Basic              $  (0.61)  $    0.04 $    (0.80)  $    0.03
                           Diluted            $  (0.61)  $    0.04 $    (0.80)  $    0.03
                         Weighted average
                          common shares
                          outstanding:
                           Basic                68,595      66,655     68,387      66,339
                           Diluted              68,595      72,855     68,387      72,872




                           ART TECHNOLOGY GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (UNAUDITED)


                                                     June 30,   December 31,
                                                       2001        2000

                         ASSETS

                         CURRENT ASSETS:
                         Cash and cash equivalents   $ 43,179   $ 53,255
                         Marketable securities         51,672     73,218
                         Accounts receivable,
                          net                          40,042     52,440
                         Prepaid expenses and
                          other current assets         10,856      9,051

                         Total current assets         145,749    187,964

                         Property and
                          equipment, net               27,147     23,492
                         Long-term marketable
                          securities                    -         17,734
                         Intangible and
                          other assets, net            12,061     13,246
                         Deferred tax asset            45,388     17,079

                                                    $ 230,345   $259,515


                         LIABILITIES AND
                          STOCKHOLDERS' EQUITY

                         CURRENT LIABILITIES:
                         Current maturities of
                          long-term obligations      $  2,000   $  2,000
                         Accounts payable               5,714     11,375
                         Accrued expenses              26,760     29,402
                         Accrued
                          restructuring-current        16,088         --


                         Deferred revenue              19,655     22,765

                         Total current
                          liabilities                  70,217     65,542

                         Accrued restructuring-long
                          term                         18,960         --

                         Long-term obligations,
                          less current maturities       1,000      2,000

                         Stockholders' equity         140,168    191,973
                                                     $230,345   $259,515
